UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): March 6, 2023

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Dismissal of Former Independent Registered Public Accounting Firm

The Audit and Finance Committee (the “Committee”) of the Board of Directors of Centrus Energy Corp. (the “Company”) recently conducted a review of its Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. As a result of this process, the Committee approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm on March 3, 2023. PwC was dismissed on March 6, 2023.

The reports of PwC on the Company’s consolidated financial statements for the fiscal years ended December 31, 2021 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2021 and 2022, and in the subsequent interim period through March 6, 2023, there were no disagreements (as that term is described in Item 304(a)(1)(iv) of Regulation S-K) with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in its report. No “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) occurred during the two fiscal years ended December 31, 2021 and 2022, or in the subsequent interim period through March 6, 2023.

The Company has provided a copy of the foregoing disclosures to PwC and requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether PwC agrees with the above statements and if not, stating the respects in which it does not agree. A copy of PwC’s letter, dated March 8, 2023, is filed as Exhibit 16.1 to this Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

As a result of the process noted above, the Committee on March 3, 2023 approved the appointment of Deloitte & Touche LLP (“D&T”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, subject to execution of the engagement letter.

During the Company’s two most recent fiscal years and during the subsequent interim period through March 6, 2023, neither the Company nor anyone on its behalf consulted with D&T with respect to either (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered regarding the Company’s consolidated financial statements, and D&T neither provided a written report to the Company nor provided oral advice to the Company that D&T concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of any disagreement or reportable event, as set forth in Item 304 (a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP dated March 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	March 8, 2023	By:	/s/ Philip O. Strawbridge
Philip O. Strawbridge
Senior Vice President, Chief Financial Officer,
Chief Administrative Officer and Treasurer